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                              GRAND CASINOS, INC.
               SPECIAL MEETING OF SHAREHOLDERS--NOVEMBER   , 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Lyle Berman and Thomas J. Brosig, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock ("Grand Common Stock") of Grand Casinos, Inc ("Grand") standing in the name of the undersigned on the books of Grand at the close of business on October 20, 1998, at the Special Meeting of Shareholders of Grand at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441 or any adjournment thereof, upon the following proposals described in the
accompanying Joint Proxy Statement/Prospectus dated October   , 1998.

    THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, AS DEFINED BELOW AND "FOR" THE OTHER PROPOSALS SET FORTH BELOW.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF ALL THE PROPOSALS LISTED BELOW.

1. PROPOSAL to ratify a special dividend, consisting of the distribution (the "Grand Distribution") to the holders of Grand Common Stock, of all the outstanding shares of capital stock of Lakes Gaming, Inc., a wholly owned
    subsidiary of Grand ("Lakes").  / /  FOR    / /  AGAINST    / /  ABSTAIN

2. PROPOSAL to approve and adopt the Agreement and Plan of Merger, dated as of June 30, 1998 (the "Merger Agreement"), by and among Hilton Hotels Corporation, Park Place Entertainment Corporation, Gaming Acquisition Corporation, Lakes and Grand pursuant to which, after consummation of the Grand Distribution, Gaming Acquisition Corporation will merge with and into Grand (the "Merger"), and each share of Grand Common Stock outstanding immediately prior to the effective time of the Merger will be converted into Park Place Entertainment Corporation common stock pursuant to the formula
    described in the Merger Agreement.  / /  FOR    / /  AGAINST    / /  ABSTAIN

   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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3.  PROPOSAL to approve and adopt the Lakes Gaming, Inc. 1998 Stock Option and
    Compensation Plan  / /  FOR    / /  AGAINST    / /  ABSTAIN

4.  Proposal to approve and adopt the Lakes Gaming, Inc. 1998 Director Stock
    Option Plan                         / /  FOR    / /  AGAINST    / /  ABSTAIN

5. PROPOSAL to ratify the election, by Grand as sole shareholder of Lakes, of eight directors of Lakes specified in the accompanying Joint Proxy Statement
    / Prospectus.                       / /  FOR    / /  AGAINST    / /  ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments thereof.

    The consummation of the transactions is conditioned upon, among other things, the approval or ratification of both Proposal One and Proposal Two by Grand shareholders.

    The undersigned hereby acknowledges receipt of the accompanying Notice of
Special Meeting of Stockholders dated October   , 1998 and the Joint Proxy
Statement / Prospectus.

I plan to attend meeting / /

/ / COMMENTS/ADDRESS CHANGE Please mark this box if you have written comments/address change on the reverse side.
                                             Dated _______________________, 1998
                                             ___________________________________
                                             ___________________________________
                                             Signature
                                             ___________________________________
                                             Signature if held jointly

IMPORTANT: Please sign proxy as name appears. Joint owners should each sign individually. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.